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                                                                     EXHIBIT 5.2

                                SIDLEY & AUSTIN
                            One First National Plaza
                               Chicago, IL 60603



                               September 30, 1998



Board of Directors
Ocwen Financial Corporation
The Forum, Suite 1000
1675 Palm Beach Lakes Boulevard
West Palm Beach, Florida 33401

Ocwen Capital Trust II
c/o Ocwen Financial Corporation
The Forum, Suite 1000
1675 Palm Beach Lakes Boulevard
West Palm Beach, Florida 33401


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") being filed by Ocwen Financial Corporation, a Florida corporation (the "Company"), and Ocwen Capital Trust II, a business trust created under the laws of the State of Delaware (the "Trust"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) debt securities of the Company, which may be unsecured senior debt securities (the "Senior Indebtedness") and/or unsecured subordinated debt securities (the "Subordinated Indebtedness"); (ii) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of the Company; (iii) shares of common stock, par value $.01 per share (the "Common Stock"), of the Company; (iv) warrants to purchase Senior Indebtedness, Subordinated Indebtedness, Preferred Stock or Common Stock, or any combination thereof, as may be designated by the Company at the time of an offering (the "Warrants"); or (v) capital securities (the "Capital Securities") of the Trust and the related guarantees (the "Guarantees") by the Company with respect
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Ocwen Financial Corporation
Ocwen Capital Trust II
September 30, 1998
Page 2


to the obligations of the Trust on any issue of Capital Securities, in each case in amounts, at prices and on terms to be determined at the time of an offering. Unless otherwise specified in the applicable prospectus supplement, the Senior Indebtedness will be issued under the Senior Indenture (the "Senior Indenture") between the Company and Norwest Bank Minnesota, N.A., as trustee (the "Senior Trustee"), substantially in the form filed as an exhibit to the Registration Statement; and the Subordinated Indebtedness will be issued under the Subordinated Indenture (the "Subordinated Indenture") between the Company and Norwest Bank Minnesota, N.A., as trustee (the "Subordinated Trustee"), substantially in the form filed as an exhibit to the Registration Statement.

     In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

     Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

     1. Each series of Senior Indebtedness will be legally issued and binding obligations of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and duly executed and delivered by the Company and the Senior
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Ocwen Financial Corporation
Ocwen Capital Trust II
September 30, 1998
Page 3


Trustee; (ii) a prospectus supplement with respect to such series of Senior Indebtedness shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company's Board of Directors or a duly authorized committee thereof (the "Company Board") shall have duly adopted final resolutions authorizing the issuance and sale of such series of Senior Indebtedness as contemplated by the Registration Statement and the Senior Indenture; and (iv) such series of Senior Indebtedness shall have been duly executed by the Company and authenticated by the Senior Trustee as provided in the Senior Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     2. Each series of Subordinated Indebtedness will be legally issued and binding obligations of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act, and duly executed and delivered by the Company and the Subordinated Trustee; (ii) a prospectus supplement with respect to such series of Subordinated Indebtedness shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder;
(iii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of Subordinated Indebtedness as contemplated by the Registration Statement and the Subordinated Indenture; and
(iv) such series of Subordinated Indebtedness shall have been duly executed by the Company and authenticated by the Subordinated Trustee as provided in the Subordinated Indenture and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

     3. Each issue of Warrants will be legally issued and binding obligations of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of
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Ocwen Financial Corporation
Ocwen Capital Trust II
September 30, 1998
Page 4


general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants (a "Warrant Agreement"), substantially in the form to be filed as an exhibit to the Registration Statement, shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent (the "Warrant Agent"); (iv) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such issue of Warrants as contemplated by the Registration Statement and such Warrant Agreement; and (v) such issue of Warrants shall have been duly executed by the Company and countersigned by the Warrant Agent in accordance with such Warrant Agreement and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

     4. Each Guarantee will constitute the legal and binding obligation of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effect amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Guarantee shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted final resolutions authorizing the terms of such Guarantee; (iv) a Guarantee Agreement between the Company and Norwest Bank Minnesota, N.A., as guarantee trustee (the "Guarantee Trustee"), substantially in the form filed as an exhibit to the Registration Statement, evidencing such Guarantee shall have been duly executed and delivered by the Company and the Guarantee Trustee; and
(v) the Capital Securities in respect of which such Guarantee Agreement shall have been executed and delivered shall have been duly issued and delivered to the purchasers thereof, as contemplated in the Registration Statement and such resolutions, against payment of the agreed consideration therefor.
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Ocwen Financial Corporation
Ocwen Capital Trust II
September 30, 1998
Page 5


     For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Senior Indebtedness, each series of Subordinated Indebtedness, each issue of Warrants or the execution and delivery of each Guarantee Agreement, as the case may be: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (ii) in the case of the issue of Senior Indebtedness, Subordinated Indebtedness or a Guarantee, the form of the Senior Indenture, the Subordinated Indenture or the Guarantee Agreement, as applicable, will not have been modified or amended; (iii) in the case of the issue of Warrants, the terms and conditions of such Warrants and the related Warrant Agreement will be as expressly contemplated by the Registration Statement; and
(iv) the Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

     We note that an opinion letter of Trini L. Donato, Vice President, Assistant Secretary and Deputy General Counsel of the Company, dated and delivered to you concurrently herewith, addresses, among other things, the corporate existence of the Company and the legality of the Preferred Stock and the Common Stock covered by the Registration Statement, and an opinion letter of Richards, Layton & Finger, Delaware counsel to the Company, dated and delivered to you concurrently herewith, addresses, among other things, the legality of the Capital Securities covered by the Registration Statement. Insofar as the opinions expressed above relate to matters governed by the laws of the State of Florida, we have not made an independent examination of such laws, but have relied, with your consent, upon the opinion letter of Ms. Donato as to such laws and as to the organization of the Company.

     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the securities to be registered pursuant to the Registration Statement.

     We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to all
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Ocwen Financial Corporation
Ocwen Capital Trust II
September 30, 1998
Page 6


references to this Firm in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

     This opinion letter is limited to the laws of the State of New York and the federal laws of the United States of America.


                                            Very truly yours,

                                            /s/ Sidley & Austin